UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LCII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of LCI Industries was held on May 23, 2019. The total shares outstanding on the record date, March 29, 2019, were 24,998,121. The total shares represented at the meeting in person or by proxy were 23,908,012. The following matters were voted upon:

(1) To elect a Board of nine Directors:

	For	Against	Abstain	Broker Non-Votes
James F. Gero	18,220,777	4,051,203	6,189	1,629,843
Frank J. Crespo	21,812,521	458,577	7,071	1,629,843
Brendan J. Deely	18,583,800	3,687,698	6,671	1,629,843
Ronald J. Fenech	22,106,766	164,732	6,671	1,629,843
Tracy D. Graham	22,004,294	267,465	6,410	1,629,843
Virginia L. Henkels	22,008,642	262,796	6,731	1,629,843
Jason D. Lippert	22,110,483	161,650	6,036	1,629,843
Kieran M. O’ Sullivan	22,004,687	266,833	6,649	1,629,843
David A. Reed	21,794,583	477,399	6,187	1,629,843

Each of the persons listed above were elected to serve as Directors until the next Annual Meeting of Stockholders.

(2) To approve, in an advisory and non-binding vote, the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
20,940,959	1,231,815	105,395	1,629,843

(3) To ratify the selection of KPMG LLP as independent auditors for the year ending December 31, 2019:

For	Against	Abstain	Broker Non-Votes
22,824,798	1,006,388	76,826	—

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated: May 28, 2019

2